EXHIBIT 2.1


-------------------------------------------------------------------------------





                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                                   SIMEX INC.,

                              SIMEX ACQUISITION CO.

                                       AND

                           IWERKS ENTERTAINMENT, INC.





-------------------------------------------------------------------------------


                                 AUGUST 31, 2001

                                TABLE OF CONTENTS

                                                                           PAGE

Article 1. THE MERGER..........................................................1

        1.1   The Merger.......................................................1
        1.2   Closing..........................................................1
        1.3   Effective Time...................................................2
        1.4   Effects of the Merger............................................3
        1.5   Certificate of Incorporation and By-Laws.........................3
        1.6   Directors and Officers...........................................3

Article 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY
           AND ACQUISITION CO.; EXCHANGE OF CERTIFICATES.......................3

        2.1   Effect on Capital Stock..........................................3
        2.2   Exchange of Certificates.........................................5

Article 3. REPRESENTATIONS AND WARRANTIES......................................7

        3.1   Representations and Warranties of the Company....................7
        3.2   Representations and Warranties of the Parent and
              Acquisition Co..................................................24

Article 4. COVENANTS RELATING TO CONDUCT OF BUSINESS..........................26

        4.1   Conduct of Business.............................................26
        4.2   No Solicitation by the Company..................................30

Article 5. ADDITIONAL AGREEMENTS..............................................32

        5.1   Preparation of the Proxy Statement; Stockholders Meeting........32
        5.2   Access to Information; Confidentiality..........................33
        5.3   Commercially Reasonable Efforts.................................33
        5.4   Fees and Expenses...............................................34
        5.5   Public Announcements............................................34
        5.6   Rights Agreement................................................35
        5.7   Director's and Officer's Insurance and Indemnification..........35

Article 6. CONDITIONS PRECEDENT...............................................36

        6.1   Conditions to each Party's Obligation to Effect the Merger......36
        6.2   Conditions to Obligation of the Parent and Acquisition Co.......36
        6.3   Conditions to Obligation of the Company.........................37

Article 7. TERMINATION, AMENDMENT AND WAIVER..................................38

        7.1   Termination.....................................................38
        7.2   Effect of Termination...........................................39
        7.3   Amendment.......................................................40
        7.4   Extension; Waiver...............................................40

Article 8. GENERAL PROVISIONS.................................................40

        8.1   Nonsurvival of Representations and Warranties...................40
        8.2   Notices.........................................................40
        8.3   Definitions.....................................................41
        8.4   Interpretation..................................................44
        8.5   Counterparts....................................................44
        8.6   Entire Agreement; No Third-Party Beneficiaries..................44
        8.7   Governing Law...................................................45
        8.8   Assignment......................................................45
        8.9   Consent to Jurisdiction.........................................45
        8.10  Waiver of Jury Trial............................................45
        8.11  Attorney's Fees.................................................46
        8.12  Enforcement.....................................................46
        8.13  Severability....................................................46


                                    Page ii

        AGREEMENT AND PLAN OF MERGER dated as of August 31, 2001, between SimEx Inc., an Ontario corporation (the "PARENT"), SimEx Acquisition Co., a Delaware corporation ("ACQUISITION CO."), and Iwerks Entertainment, Inc., a Delaware corporation (the "COMPANY").

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), the Parent and the Company will enter into a business combination transaction pursuant to which Acquisition Co. will merge with and into the Company (the "MERGER");

        AND WHEREAS, the Board of Directors of the Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Parent and fair to, and in the best interest of, the Parent and its stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement;

        AND WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interest of, the Company and its stockholders and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement;

        AND WHEREAS, the Parent, Acquisition Co. and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parent, Acquisition Co. and the Company hereby agree as follows:

                                   ARTICLE 1.
                                   THE MERGER

1.1     THE MERGER

        Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Acquisition Co. shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of Acquisition Co. shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Acquisition Co. in accordance with the DGCL.

1.2     CLOSING

        (a) Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "CLOSING") shall take place at the offices of Torys, 237 Park Avenue, New York, New York, 10017 at 10:00 a.m., New York time, on a date to be specified by the parties to this Agreement (the "PARTIES"), which (subject to satisfaction or waiver of the conditions set forth in Article 6) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article 6 or such other date and time as mutually agreed to by the Parties to the Agreement (the "CLOSING DATE").

        (b) At the Closing, the Company shall have delivered or caused to be delivered to the Parent and Acquisition Co., in each case in form and substance acceptable to the Parent acting reasonably and in good faith:

                (i) the Certificate of Merger (as hereinafter defined), duly executed by the Company;

                (ii) a certificate of the Secretary of the Company certifying as of the Closing Date (A) a true and complete copy of the organizational documents of the Company certified as of a recent date by the Office of the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE"), (B) a certificate of each appropriate Secretary of State or other officer certifying the good standing of the Company in its state of incorporation and all states in which it is qualified to do business,
        (C) a true and complete copy of the resolutions constituting the Board Approval and the Stockholder Approval (each as hereinafter defined) and
        (D) incumbency matters;

                (iii) a resignation letter of each of the directors of the Company, resigning solely in their capacity as directors of the Company, each dated effective as of the Closing;

                (iv) (A) a consent and/or agreement executed by each holder of an outstanding Option granted under the 0001 Plan (as defined in Section 3.1(c)) or outside the option plans of the Company which shall give effect to the requirements of Section 2.1(e), (B) a resolution by the plan administrator under the 1994 Plan (as defined in Section 3.1(c)) which shall give effect to the requirements of Section 2.1(e) and (C) a certificate that the Company shall have taken all steps necessary to duly terminate the other outstanding Options and the outstanding Warrants (other than the Trust Warrants, as defined in Section 2.1(e)) according to their terms and shall have complied with the terms of the Trust Warrants to give effect to the requirements of Section 2.1(e); and

                (v) such other documents as the Parent or its counsel may reasonably request for the purpose of facilitating the consummation of the transactions contemplated herein.

1.3     EFFECTIVE TIME

        Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable after the Closing and on the Closing Date, the Parties shall file with the Delaware Secretary of State a certificate of merger and such other documents as may be required by the DGCL in order for the merger to become effective (in any such case, the "CERTIFICATE OF MERGER") duly prepared, executed and acknowledged by the Parties, as applicable. The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State unless the Parent and the Company agree to a subsequent date or time and specify such date and time in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

1.4     EFFECTS OF THE MERGER

        The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Co. shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Co. shall become the debts, liabilities and duties of the Surviving Corporation.

1.5     CERTIFICATE OF INCORPORATION AND BY-LAWS

        (a) The Certificate of Incorporation of Acquisition Co., as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that Article I thereof shall be amended to read in its entirety as follows: "The name of the Corporation is Iwerks Entertainment, Inc.".

        (b) The By-laws of Acquisition Co., as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that the By-laws shall be amended to reflect that the name of the Surviving Corporation shall be "Iwerks Entertainment, Inc.".

1.6     DIRECTORS AND OFFICERS

        The directors of Acquisition Co. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The officers of Acquisition Co. immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

                                   ARTICLE 2.
            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY
                 AND ACQUISITION CO.; EXCHANGE OF CERTIFICATES

2.1     EFFECT ON CAPITAL STOCK

        As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any shares of capital stock of the Company, the Parent or Acquisition Co.:

        (a) CANCELLATION OF TREASURY STOCK. Each share of common stock, par value $0.001 per share, of the Company ("COMPANY COMMON STOCK") that is directly owned by the

Company (as treasury stock) immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (b) CONVERSION OF ACQUISITION CO. COMMON STOCK. Each issued and outstanding share of common stock of Acquisition Co. shall remain outstanding as one fully paid and non-assessable share of common stock of the Surviving Corporation.

        (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 2.1(d), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive, immediately prior to the Effective Time, a ratable portion of $2,250,000 (the "MERGER CONSIDERATION") to be equal to the quotient obtained by dividing (i) $2,250,000 by (ii) the number of outstanding shares of Company Common Stock immediately prior to the Effective Time; by way of example, assuming that a total of 3,554,903 shares of Company Common Stock are outstanding and including the due exercise of "in-the-money" Options to purchase 105,000 shares of Company Common Stock and the termination of all other outstanding Options and Warrants (other than the Trust Warrants, as defined in Section 2.1(e)), such ratable portion would be $0.633034 per share. At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive such holder's ratable portion of the Merger Consideration.

        (d) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who (i) has not voted such shares of Company Common Stock in favor of the Merger at the Stockholders Meeting (as defined in Section 5.1(b)), (ii) is entitled to demand and properly demands appraisal of such shares pursuant to Section 262 of the DGCL ("SECTION 262") and complies in all respects with the provisions of Section 262 and (iii) has not effectively withdrawn or lost the right to demand relief as a dissenting stockholder under the DGCL as of the Effective Time (the "APPRAISAL SHARES"), shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(c), but instead such holder of Appraisal Shares shall only be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall automatically be canceled and shall cease to exist or be outstanding, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except such rights as are granted under Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the rights of such holder under Section 262 shall cease to exist and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive such holder's ratable portion of the Merger Consideration as provided in
Section 2.1(c). The Company shall serve prompt notice to the Parent of any demands for appraisal of any shares of Company Common Stock, and the Parent shall have the right to participate in and, subject to applicable law, direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

        (e) OPTIONS AND WARRANTS. Each outstanding Option or Warrant (other than the Warrants issued to the Guber Family Trust and the Paul and Judy Schaeffer Living Trust (collectively, the "TRUST WARRANTS")), shall, immediately prior to the Effective Time, automatically be exercised or terminated pursuant to the terms of the applicable Option or Warrant and, at the Effective Time, shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive such holder's ratable portion of the Merger Consideration provided that any such Option or Warrant was duly exercised (including payment to the Company of the applicable exercise price) prior to the Closing Date. Each outstanding Trust Warrant shall, at the Effective Time, automatically be converted into the right to receive, upon exercise thereof in accordance with its terms, such ratable portion of the Merger Consideration that a holder of that number of shares of Company Common Stock issuable upon exercise of such Trust Warrants immediately prior to the Merger would be entitled to receive.

2.2     EXCHANGE OF CERTIFICATES

        (a) PAYING AGENT. Prior to the Effective Time, the Parent shall designate a bank or trust company to act as paying agent for payment of the Merger Consideration (the "PAYING AGENT"); and on or prior to the Effective Time, the Parent shall, or cause the Surviving Corporation to, deposit with the Paying Agent cash in the amount of the Merger Consideration. Subject to Section 2.2(d) hereof, pending distribution pursuant to Section 2.2(b) hereof of the cash deposited with the Paying Agent, such cash shall be held in trust for the benefit of the holders of shares of Company Common Stock issued and outstanding prior to the Effective Time cancelled in the Merger and such cash shall not be used for any other purposes; provided, however, that any cash deposited with the Paying Agent which has not been distributed pursuant to Section 2.2(b) hereof two years after the Effective Time shall be turned over to the Parent and provided, further, that any and all interest earned at any time on the cash deposited with the Paying Agent shall be turned over to the Parent.

        (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive such holder's ratable portion of the Merger Consideration (the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon the proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as the Parent may reasonably specify) and (ii) instructions as specified by the Paying Agent or the Parent for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Parent, together with such letter of transmittal, duly completed and executed, and such other instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Paying Agent shall promptly distribute to such holder, the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a ratable portion of the Merger Consideration, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(c). No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

        (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All cash paid upon the surrender of Certificates in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article 2.

        (d) NO LIABILITY. None of the Parent, Acquisition Co., the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(d)), the Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (e) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay to the holder of such lost, stolen or destroyed Certificate, such holder's ratable portion of the Merger Consideration.

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES

3.1     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Parent and Acquisition Co. as follows:

        (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and its subsidiaries (as defined in Section 8.3(a)) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or operations makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect (as defined in Section 8.3(a)) on the Company. The Company has delivered to the Parent, prior to the execution of this Agreement, complete and correct copies of (i) its Certificate of Incorporation and By-laws, in each case as amended to the date hereof and (ii) all the existing minutes of the meetings of its stockholders, its Board of Directors and each committee of its Board of Directors held since its incorporation or organization. No other decisions or resolutions of the stockholders, Board of Directors or committees of the Board of Directors of the Company, other than as disclosed in the minutes that have been delivered to the Parent or that are reflected in the Company SEC Documents (as defined in Section 3.1(e)), would reasonably be expected to be material to an intending purchaser of the Company.

        (b) SUBSIDIARIES. Section 3.1(b) of the Disclosure Letter delivered by the Company to the Parent prior to the execution of this Agreement (the "Disclosure Letter") sets forth (i) a list of the subsidiaries of the Company,
(ii) to the knowledge of the Company, the issued and outstanding shares of capital stock of, or other equity or voting interests in, each such subsidiary and (iii) to the knowledge of the Company, the registered and beneficial holders of such shares or other equity or voting interests. All the outstanding shares of capital stock of, or other equity or voting interests in, each such subsidiary have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company, free and clear of all mortgages, pledges, assessments, claims, liens, charges, security interests and other encumbrances of any kind or nature whatsoever (collectively, "LIENS"). Except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person. No subsidiaries of the Company carry on an active business, other than Discovery Theatre Limited Partnership, a California limited partnership, and the partners of such partnership which are Discovery Theatres San Francisco Corp., a California corporation, and Cinetropolis Management, Inc., a California corporation. None of the Company's subsidiaries have any material liabilities or obligations. Neither the Certificate of Incorporation and By-Laws (or other organizational documents), nor the minutes of the meetings of the stockholders and Board of

Directors of any subsidiary of the Company would reasonably be expected to be material to an intending purchaser of the Company.

        (c) CAPITAL STRUCTURE.

                (i) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share ("COMPANY PREFERRED STOCK"). As of the date hereof, (A) 3,540,911 shares of Company Common Stock are issued and outstanding, (B) 91,600 shares of Company Common Stock are issued and held by the Company in its treasury and (C) no shares of Company Preferred Stock are issued and outstanding, or issued and held by the Company in its treasury. Section 3.1(c)(i) of the Disclosure Letter which will be delivered to the Parent within 5 business days hereof sets forth the number of shares of Company Common Stock held by each registered holder thereof as of August 31, 2001.

                (ii) As of the date of this Agreement and regarding options or stock appreciation rights to purchase shares of Company Common Stock ("OPTIONS"):

                        (A) Options to purchase 6,718 shares of Company Common Stock, and no stock appreciation rights, are issued and outstanding pursuant to the Amended and Restated 1987 Stock Option, Purchase and Appreciation Rights Plan (the "1987 STOCK PLAN");

                        (B) Options to purchase 35,397 shares of Company Common Stock, and no stock purchase rights, are issued and outstanding pursuant to the 1993 Stock Incentive Plan (the "1993 STOCK PLAN");

                        (C) Options to purchase 257,706 shares of Company Common Stock are issued and outstanding pursuant to the 1994 Stock Incentive Plan (the "1994 STOCK Plan");

                        (D) Options to purchase 71,250 shares of Company Common Stock are issued and outstanding pursuant to the 1998 Non-Employee Directors Stock Option Plan (the "1998 NON-EMPLOYEE DIRECTORS STOCK PLAN");

                        (E) Options to purchase 2,858 shares of Company Common Stock are issued and outstanding pursuant to the 0001 Stock Option Plan (the "0001 STOCK PLAN");

                        (F) no options are issued and outstanding pursuant to the Omni Stock Option Plan; and

                        (G) Options to purchase 18,096 shares of Company Common Stock are issued and outstanding on a stand alone basis and not pursuant to any stock option plan.

        Section 3.1(c)(ii) of the Disclosure Letter which will be delivered to the Parent within 5 business days hereof sets forth, as of August 31, 2001, for each issued and outstanding Option, the grant date, the number of shares of Company Common Stock purchasable thereunder, the vesting schedule, the exercise price, and the holder thereof.

                (iii) As of the date of this Agreement and regarding warrants to purchase shares of Company Common Stock ("WARRANTS"), warrants to purchase 451,429 shares of Company Common Stock are issued and outstanding. Section 3.1(c)(iii) of the Disclosure Letter sets forth, for each issued and outstanding Warrant, the issue date, the number of shares of Company Common Stock purchasable thereunder, the exercise price, and the holder thereof.

                (iv) Each outstanding share of Company Common Stock has attached to it a right ("RIGHT") entitling the holder to purchase 1/100th of a share of Series A Company Preferred Stock pursuant to the Rights Agreement dated as of May 22, 1995, as amended on July 15, 1997, July 16, 1999, September 12, 2000 and October 24, 2000 and as will be amended as provided by this clause (iv) (the "RIGHTS AGREEMENT") between the Company and U.S. Stock Transfer Corporation, the Rights Agent. The Company shall enter into an amendment to the Rights Agreement within two business days of the date hereof. Such amendment will provide that (A) no "Distribution Date" (as such term is defined in the Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the consummation of the Merger and the other transactions contemplated hereby, (B) neither the Parent nor Acquisition Co. will be an "Acquiring Person" (as such term is defined in the Rights Agreement) as a result of entering into, performing the terms of or consummating the transactions contemplated by this Agreement and (C) the Rights Agreement will otherwise be inapplicable to the Parent and Acquisition Co. while this Agreement is in effect.

                (v) All outstanding shares of Company Common Stock are, and all shares that may be issued pursuant to the exercise of Options or Warrants or otherwise prior to the Effective Time will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.1(c)(v) of the Disclosure Letter, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including voting trusts or proxies), registration under the Securities Act, or sale or transfer (including agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company or its subsidiaries. To the actual knowledge of the officers and directors of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including voting trusts or proxies) or sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company or its subsidiaries.

                (vi) Except as set forth in Section 3.1(c)(vi) of the Disclosure Letter, there are no Contracts (as defined in Section 3.1(d)) of any kind to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to (A) issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries, (B) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or
        (C) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries.

                (vii) As of the date of this Agreement and except as disclosed in the March Financial Statements (as defined in Section 3.1(e)), there is no outstanding indebtedness for borrowed money of the Company and its subsidiaries and there are no guarantees by the Company or any of its subsidiaries of indebtedness of third parties for borrowed money.

        (d) AUTHORITY; NONCONTRAVENTION.

                (i) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of approving this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, to obtaining the Stockholder Approval (as defined in (ii) below). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate authorizations or approvals on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of approving this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to
        (A) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (B) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

                (ii) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock as of the record date established for the Stockholders Meeting, voting as a single class, at the Stockholders Meeting in favor of adopting this Agreement (the "STOCKHOLDER APPROVAL") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement or the Merger. The affirmative vote of the holders of any class or series of the Company's capital stock, voting as a single class or otherwise, is not necessary to approve any transaction contemplated by this Agreement (other than the adoption of this Agreement).

                (iii) The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (the "BOARD APPROVAL") including (A) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (B) declaring that it is in the best interests of the Company and its stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (C) declaring that this Agreement is fair to the Company and its stockholders, (D) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as promptly as practicable and (E) recommending that the Company's stockholders adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as permitted by Section 4.2(b).

                (iv) Except as set forth in Section 3.1(d)(iv) of the Disclosure Letter, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof, do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the Certificate of Incorporation or By-laws of the Company or the Certificate of Incorporation or By-laws (or similar organizational documents) of any of its subsidiaries, (B) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, obligation, binding arrangement, binding understanding, binding undertaking, permit, franchise or license, whether oral or written (each, including all amendments thereto, a "CONTRACT"), to which the Company or any of its subsidiaries is a party or any of their respective properties or assets is subject or (C) subject to the governmental filings and other matters referred to in the following paragraph, any statute, law, ordinance, rule, regulation, judgment, order or decree, in each case, applicable to the Company or any of its subsidiaries or their respective properties or assets; OTHER THAN, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, results, losses, Liens or entitlements that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

                (v) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any domestic or foreign (whether national, federal, state, provincial, local or otherwise) government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (each, a "GOVERNMENTAL ENTITY"), is required to be made or obtained by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except for (A) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "PROXY STATEMENT") and such other filings, notices or reports under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (B) the notifying of the Over the Counter Bulletin Board of the transactions contemplated hereby, (C) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business and (D) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

                (vi) The approval of the Merger by the Board of Directors of the Company referred to in paragraph (iii) above constitutes approval of the Merger for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that the restrictions on business combinations (as such term is defined therein) set forth in Section 203 of the DGCL does not and will not apply to the execution or delivery of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. To the knowledge of the Company, no other state takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

        (e) SEC DOCUMENTS. The Company has filed with the SEC on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it since July 1, 1996 as such documents since the time of filing may have been amended or supplemented (the "COMPANY SEC DOCUMENTS"). No subsidiary of the Company is required to file with the SEC any report, schedule, form, statement or other document. As of their respective dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company for the fiscal quarter ended

March 31, 2001 filed with the SEC (the "MARCH FINANCIAL STATEMENTS") and all other financial statements of the Company included in the Company SEC Documents, including in each case the notes thereto (collectively with the March Financial Statements, the "SEC FINANCIAL STATEMENTS") comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and other adjustments described therein). Except as set forth in the March Financial Statements and except as arising hereunder, the Company and its subsidiaries have no liabilities or obligations of any nature (whether absolute, accrued, asserted or unasserted, contingent or otherwise) that would be required to be reflected on or reserved against in any SEC Financial Statements that are not disclosed, reflected or reserved against in such SEC Financial Statements, except for such liabilities and obligations (i) that have been incurred since March 31, 2001 in the ordinary course of business, (ii) that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company or (iii) arising as a result of the consummation of the transactions contemplated by this Agreement.

        (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2001 and except as set forth in Section 3.1(f) of the Disclosure Letter and for the transactions provided for herein, (i) the Company and its subsidiaries have conducted their respective businesses only in the ordinary course of business and (ii) there has not been: (A) any state of facts, change, development, effect, condition or occurrence that, individually or in the aggregate, constitutes, has had, or would reasonably be expected to have a material adverse effect on the Company; (B) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's or any of its subsidiaries' capital stock; (C) any purchase, redemption or other acquisition of any shares of capital stock or other securities of the Company or its subsidiaries or any options, warrants, calls, or rights to acquire such shares or securities; (D) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock or other securities of the Company or any of its subsidiaries (other than shares of Company Common Stock issuable upon exercise of outstanding Options or Warrants); (E) any granting by the Company or any of its subsidiaries to any current or former director, officer, employee or consultant (1) of any increase in compensation, bonus or other benefits (including grants of stock options, stock appreciation rights or other stock-based awards) or any such granting of any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, or (2) of the right to receive any severance or termination pay, or increases therein (other than in both instances (1) and (2) increases made as required by law); (F) any material change in financial or tax accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in GAAP or applicable law;
(G) any material
election with respect to taxes by the Company or any of its subsidiaries or any settlement or compromise of any material tax liability or refund; or (H) any revaluation of the Company's or any of its subsidiaries' material assets.

        (g) LITIGATION. Except as set forth in Section 3.1(g) of the Disclosure Letter, there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective assets or properties before or by any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company, nor is there any judgment, order or decree of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company.

        (h) COMPLIANCE WITH APPLICABLE LAWS. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, certificates, authorizations, orders and approvals of all Governmental Entities which are necessary or advisable to the lawful operation of the respective business of the Company and its subsidiaries (the "PERMITS"), except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. All such Permits are in full force and effect and the Company and its subsidiaries are in compliance with the terms of the Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to maintain such Permits or so to comply, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. The Company has not received any notice to the effect that the Company or any of its subsidiaries is not in compliance with the terms of the Permits or any such statutes, laws, ordinances, rules, or regulations.

        (i) CONTRACTS. Except for Contracts filed as exhibits to the Company SEC Documents, there are no Contracts that were required to be filed as an exhibit to those Company SEC Documents under the Exchange Act and the rules and regulations promulgated thereunder. The Company has delivered to the Parent true and complete copies, of:

                (i) all Contracts of the Company or any of its subsidiaries made in the ordinary course of business having an aggregate value over the term of the Contract, or involving payments by or to the Company and its subsidiaries, of more than $50,000, except for purchase and sales orders in the ordinary course of business;

                (ii) all Contracts of the Company or any of its subsidiaries made outside the ordinary course of business which have not been performed in full;

                (iii) all Contracts or legally binding commitments of the Company, any of its subsidiaries or any of its affiliates, that contain a covenant restricting the ability of the Company or any of its subsidiaries (or which, following the consummation of the Merger, could restrict the ability of the Parent or any of its subsidiaries, including the Company and its subsidiaries) to compete in any business or with any person or in any geographic area and a description of all such Contracts is set forth in Section 3.1(i)(iii) of the Disclosure Letter;

                (iv) all Contracts of the Company or any of its subsidiaries with any affiliate of the Company (other than any of its subsidiaries) which have not been performed in full;

                (v) all employment, consulting, bonus, severance, or retention agreements or similar agreements or understandings of the Company or any of its subsidiaries which have not been performed in full and a list of all such Contracts is set forth in Section 3.1(i)(v) of the Disclosure Letter;

                (vi) all Contracts which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company to which the Company or any of its subsidiaries is a party granting any license to any property, asset or right of the Company or any of its subsidiaries, or right of first refusal with respect to the Company, any of its subsidiaries or the assets and properties of the Company or any of its subsidiaries;

                (vii) all confidentiality, standstill or other similar Contracts to which the Company or any of its subsidiaries is a party which have not been performed in full and a list of all such Contracts is set forth in Section 3.1(i)(vii) of the Disclosure Letter;

                (viii) all joint venture, partnership or other similar Contracts to which the Company or any of its subsidiaries is a party and a list of all such Contracts is set forth in Section 3.1(i)(viii) of the Disclosure Letter; and

                (ix) all loan agreements, credit agreements, notes, debentures, bonds, mortgages, indentures and other Contracts (collectively, "DEBT OBLIGATIONS") pursuant to which any indebtedness of the Company or any of its subsidiaries is outstanding or may be incurred and all guarantees of or by the Company or any of its subsidiaries of any debt obligations of any other person.

Each such Contract or agreement and each Contract or agreement disclosed in the Disclosure Letter is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or its subsidiaries, as applicable, and the Company or its subsidiaries, as applicable, has performed in all material respects all of its obligations under, and is not in violation or breach of or default under, any such Contract or agreement except for such violation or breach which would not reasonably be expected to have a material adverse effect on the Company. To the knowledge of the Company, the other parties to any such Contract or agreement have performed in all material respects all of their obligations under, and are not in violation or breach of or default under, any such Contract or agreement.

        (j) ABSENCE OF CHANGES IN BENEFIT PLANS; EMPLOYMENT AGREEMENTS. Since March 31, 2001, there has not been any adoption or amendment in any material respect by the

Company or any of its subsidiaries of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, stock option, phantom stock, performance or retirement plan, savings, stock bonus, cafeteria, vacation, severance, disability, death benefit, medical, welfare or other benefit plan or program providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries. Except as set forth in Section 3.1(j) of the Disclosure Letter,
(i) each of the employees of the Company and its subsidiaries is employed at will, (ii) there exist no employment (except employment at will), consulting, deferred compensation, severance, termination or indemnification agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, or (iii) there exist no agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any current or former director, officer, employee or consultant of the Company or any of its subsidiaries, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement.

        (k) LABOR MATTERS. Neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees and, to the knowledge of the Company, there are no attempts to organize any of the Company's or any of its subsidiaries' employees by any person, unit or group seeking to act as their bargaining agent. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, and the withholding and payment of social security and other Taxes (as hereinafter defined). There are no pending or, to the knowledge of the Company, threatened charges of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Company or any of its subsidiaries. To the knowledge of the Company, no union representation elections relating to the Company's employees have been scheduled by any Governmental Entity and no investigation of the employment policies or practices of the Company by any Governmental Entity is pending or threatened.

        (l) ERISA COMPLIANCE. Set forth in Section 3.1(l) of the Disclosure Letter is a list of each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, stock option, phantom stock, performance or retirement plan, savings, stock bonus, cafeteria, vacation, severance, disability, death benefit, medical, welfare or other benefit plan or program sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is required to make contributions (such plans and related trusts and related agreements and arrangements being hereinafter referred to as the "BENEFIT PLANS"). The Company has delivered to the Parent true and complete copies of all Benefit Plans and all financial statements, actuarial reports and annual reports and returns filed with the

Internal Revenue Service or Department of Labor with respect to such Benefit Plans for a period of three years prior to the date hereof. In addition:

                (i) each Benefit Plan has been operated and administered in compliance with its terms in all material respects;

                (ii) each Benefit Plan complies in all respects with all requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code") and with all other applicable law except where the failure to so comply, individually or in the aggregate, would not have a material adverse effect on the Company;

                (iii) each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification under Section 401(a) of the Code;

                (iv) neither the Company, nor any of its subsidiaries maintains, sponsors or contributes to, and has maintained, sponsored or contributed in the past six years to, any "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or any multiemployer plan (within the meaning of Section 3(37) of ERISA);

                (v) no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any Benefit Plan;

                (vi) no provision of any Benefit Plan limits the right of the Company or any of its subsidiaries to amend or terminate any Benefit Plan on no more than 90 days notice, subject to the requirements of applicable law;

                (vii) all contributions required to have been made to trusts in connection with any Benefit Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA) through the date hereof have been made;

                (viii) other than claims in the ordinary course for benefits with respect to the Benefit Plans, there are no actions, suits or claims pending with respect to any Benefit Plan, or, to the Company's knowledge, any circumstances which might give rise to any such action, suit or claim;

                (ix) all reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Entity have been so filed; and

                (x) neither the Company, nor any of its subsidiaries has any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under
        Section 4980B of the Code or Section 601 of ERISA, and the Company and its subsidiaries have complied in all material respects with the notice and continuation requirements of
        Section 4980B of the Code and Section 601 of ERISA and the regulations thereunder.

        (m) TAXES.

                (i) Each of the Company and its subsidiaries has filed or caused to be filed on a timely basis all local, foreign and other tax returns, reports and declarations (collectively, "TAX RETURNS") required to be filed by it and has paid all taxes, including income, gross receipts, capital stock, profits, stamp, occupation, transfer, value added, excise, franchise, sales, use, property (whether real, personal or mixed), employment, unemployment, disability, withholding, social security and workers' compensation taxes and estimated income and franchise tax payments, and interest, penalties, fines, costs and assessments ("TAXES") with respect to the periods covered by such Tax Returns (whether or not reflected thereon or yet due and payable or assessed). All Tax Returns filed by or on behalf of the Company and its subsidiaries are true, complete and correct. There are no tax Liens on any of the properties or assets, real, personal or mixed, tangible or intangible, of the Company or any of its subsidiaries, other than for Taxes not yet due and payable.

                (ii) Except as set forth in Section 3.1(m)(ii) of the Disclosure Letter, since March 31, 2001, neither the Company nor any of its subsidiaries has incurred any material Tax liability other than in the ordinary course of business. No deficiency in Taxes of the Company or any of its subsidiaries for any period has been asserted by any taxing authority which remains unpaid at the date hereof. No Tax Returns of the Company or any of its subsidiaries have ever been audited. No inquiries or notices have been received by the Company or any of its subsidiaries from a taxing authority with respect to possible claims for Taxes which have not been resolved and paid prior to the date hereof, and neither the Company nor any of its subsidiaries has any reason to believe that such an inquiry or notice is pending or threatened, and there is no basis for any additional claims or assessments for Taxes. Neither the Company nor any of its subsidiaries has agreed to the extension of the statute of limitations with respect to any Tax Returns or Tax periods. There are no assessments relating to the Company's or any of its subsidiaries' Tax Returns pending or, to the knowledge of the Company, threatened. The Company has delivered to the Parent true and complete copies of all income (or franchise) Tax Returns filed by it and any of its subsidiaries for the past five financial years. Neither the Company nor any of its subsidiaries is, or has been, the common parent or a member of any affiliated group of corporations filing a consolidated income tax return, (other than a group the common parent of which was the Company) and is not a party to any tax sharing agreement or other arrangement pursuant to which it could be liable for the Taxes of any third party.

                (iii) Adequate accruals and reserves have been made in the March Financial Statements and the books and records of the Company and its subsidiaries for the payment of all unpaid local, foreign and other Taxes of the Company and its subsidiaries for all periods through the respective dates thereof, whether or not yet due and payable and whether or not disputed by the Company or any of its subsidiaries, and nothing has occurred subsequent to the dates of such March Financial Statements or such accruals or reserves in such books and records which make such accruals and reserves inadequate.

                (iv) Except as set forth in Section 3.1(m)(iv) of the Disclosure Letter, the Company has not been liable for the payment of interest, penalties, or fines in relation to Taxes during the past five years.

        (n) TITLE TO PROPERTIES. Each of the Company and its subsidiaries has marketable and legal title to, or valid leasehold interests in, all of its properties and assets except for such as are no longer used in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. Except as set forth in Section 3.1(n) of the Disclosure Letter, all such properties and assets, other than properties and assets in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. With respect to the Company's leased property located at 4540 Valerio Street, Burbank, California, there are no above ground storage drums located thereon.

        Each of the Company and its subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliances or failures to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases.

        (o) INTELLECTUAL PROPERTY.

                (i) Section 3.1(o)(i) of the Disclosure Letter lists all registered and material unregistered trademarks and applications therefor, trade names, service marks, registered copyrights and applications therefor, patents and patent applications, if owned by or licensed to the Company or any of its subsidiaries and indicating whether owned by or licensed to the Company or any of its subsidiaries. Each of the Company and its subsidiaries owns, or is validly licensed or otherwise has the right to use, in each case free and clear of any Liens (including any performer's rights, third party distribution rights and mechanical and other reproduction rights), all Intellectual Property (as defined in (iv) below) used or necessary to carry on its business as now being conducted.

                (ii) Except with respect to Patents and unregistered trademarks, in respect of which the Company represents and warrants only to its knowledge, none of the Company or any of its subsidiaries has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property or other proprietary information of any other person, except for any such infringement, misappropriation or other conflict that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. Except as disclosed in
        Section 3.1(o)(ii) of the Disclosure Letter, (A) none of the Company or any of its subsidiaries has received any charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or other conflict or challenging the ownership, use, validity or enforceability of any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries nor, to the knowledge of the Company, is there a reasonable basis for any such claim, (B) none of the Company or any of its subsidiaries is party to or the subject of any pending or, to the knowledge of the Company, threatened, suit, claim, action, investigation or proceeding with respect to any such infringement, misappropriation or conflict, that has not been settled or otherwise fully resolved and (C) to the knowledge of the Company, no other person has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its subsidiaries.

                (iii) Section 3.1(o)(iii) of the Disclosure Letter contains a list of each current employee or consultant of the Company and its subsidiaries who has not executed the Company's standard form confidentiality agreement in the form delivered to the Parent. Each of the Company and its subsidiaries has taken all reasonable and necessary steps (based on standard industry practices) to protect its Intellectual Property and rights thereunder and, to the knowledge of the Company, no such rights to Intellectual Property have been lost or are in jeopardy of being lost as a result of any act or omission by the Company or any of its subsidiaries.

                (iv) "INTELLECTUAL PROPERTY" shall mean (A) inventions (whether patentable or unpatentable and whether or not reduced to practice), ideas, research and techniques, technical designs, discoveries and specifications, improvements, modifications, adaptations, and derivations thereto, and patents, patent applications, models, industrial designs, inventor's certificates, and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof (the "PATENTS"), (B) trademarks, all service marks, logos, trade dress, brand names and trade names, assumed names, corporate names and other indications of origin (whether registered or unregistered), (C) copyrights (whether registered or unregistered and any applications for registration therefor, including any modifications, extensions or renewals thereof), (D) trade secrets, know-how and confidential business information and rights in any jurisdiction to limit the use or disclosure thereof by any person,
        (E) Software, (F) internet domain names, and (G) moral rights, publicity rights, customer lists.

        (p) SOFTWARE. The Software (as defined below) owned or purported to be owned by the Company or any of its subsidiaries, was either (i) developed by employees of the Company or its subsidiaries within the scope of their employment, (ii) developed by independent contractors who have assigned their rights to the Company or its subsidiaries pursuant to written agreements or
(iii) otherwise lawfully acquired by the Company or its subsidiaries from a third party pursuant to written agreements. Such Software does not contain any programming code, documentation or other material or development environments that embody Intellectual Property rights of any person other than the Company or its subsidiaries, except for such materials or development environments obtained by the Company or its subsidiaries from (i) third parties pursuant to valid licenses or other agreements or (ii) other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. The source code of any of the Company's Software and the data associated therewith have not been licensed or otherwise provided to another person, other than the source code of the Company's Software in its hardware sales contracts which have been licensed to certain purchasers in conjunction with the operation of theaters by such purchasers, and have been safeguarded and protected as confidential and proprietary Company information. "SOFTWARE" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

        (q) ENVIRONMENTAL MATTERS.

                (i) Each of the Company and its subsidiaries possesses in full force and effect all material Environmental Permits (as defined below) necessary to conduct its businesses and operations as now being conducted. None of the Company or its subsidiaries has been notified by any Governmental Entity that any Environmental Permits will be modified, suspended or revoked.

                (ii) Each of the Company and its subsidiaries is in compliance with all applicable Environmental Laws (as defined below) and the terms and conditions of all Environmental Permits except for failures to be in compliance that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company. None of the Company or its subsidiaries has received any communication from any Governmental Entity or other person that alleges that the Company or any of its subsidiaries has violated or is, or may be, liable under any Environmental Law.

                (iii) There are no past or pending or, to the knowledge of the Company, threatened material Environmental Claims (as defined below) (A) against the Company or any of its subsidiaries or (B) against any person whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed, either contractually or by operation of law, and none of the Company or any of its subsidiaries has contractually retained or assumed any liabilities or obligations that would reasonably be expected to provide the basis for any material Environmental Claim.

                (iv) There have been no Releases (as defined below) of any Hazardous Materials (as defined below) at, from, in, to, on or under any real properties currently or previously owned, leased, or utilized by the Company or any of its subsidiaries, predecessors, or affiliates that would reasonably be expected to form the basis of any material Environmental Claim against the Company or any of its subsidiaries.

                (v) Neither the Company nor any of its subsidiaries, predecessors or affiliates transported or arranged for the transportation, treatment, storage, handling or disposal of any Hazardous Materials to any off-site location that would reasonably be anticipated to result in a material Environmental Claim.

                (vi) There are no (A) underground storage tanks, active or abandoned, (B) polychlorinated biphenyl containing equipment or (C) asbestos containing material within the leasehold of any site or building utilized by the Company or any of its subsidiaries.

                (vii) There have been no environmental investigations, studies, tests, audits, reviews or other analyses conducted by, on behalf of, or which are in the possession of, the Company or any of its subsidiaries which have not been delivered to the Parent.

                (viii) (A) "ENVIRONMENTAL CLAIMS" means any and all actions, orders, decrees, suits, demands, directives, claims, Liens, investigations, proceedings or notices of violation by any Governmental Entity or other person alleging potential responsibility or liability arising out of, based on or related to (1) the presence, Release or threatened Release of, or exposure to, any Hazardous Materials at any location or (2) circumstances forming the basis of any violation or alleged violation of any Environmental Law;

                        (B) "ENVIRONMENTAL LAWS" means all laws, rules, regulations, orders, decrees, common law, judgments or binding agreements issued, promulgated or entered into by or with any Governmental Entity with applicable authority over such matters relating to pollution or protection of the environment or human health;

                        (C) "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations and other authorizations required under applicable Environmental Laws;

                        (D) "HAZARDOUS MATERIALS" means all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law; and

                        (E) "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment or within any building, structure, facility or fixture.

        (r) ASSETS IN GOOD CONDITION. All physical assets of the Company and its subsidiaries carried for value on the SEC Financial Statements (other than the 11 portable ride simulation theatres of the Company pertaining to its Touring Division which are in the process of being sold or used for other purposes) are in good operating condition and in a state of good maintenance and repair having regard to the use to which such assets are put and the age thereof.

        (s) INSURANCE. All physical assets of the Company and its subsidiaries carried for value on the SEC Financial Statements are covered by fire and other insurance with responsible insurers against such risks and in such amounts as are reasonable for prudent owners of comparable assets. Section 3.1(s) of the Disclosure Letter lists all the insurance policies held by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is in default with respect to any of the provisions contained in any such policies of insurance or has failed to give any notice or pay any premium or present any claim under any such insurance policy, other than such defaults or failures which would not reasonably be expected to have a material adverse effect on the Company. The Company has no reason to believe that any of the insurance policies listed in Section 3.1(s) of the Disclosure Letter will not be renewed by the insurer upon the scheduled expiry of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy. The Company has delivered to the Parent true and complete copies of all of such insurance policies.

        (t) NON-ARM'S LENGTH TRANSACTIONS.

        Except as disclosed in the Proxy Statements of the Company included in the Company SEC Documents during the preceding five years:

                (i) Neither the Company nor any of its subsidiaries has made any payment or loan to, or borrowed any monies from or is or has become otherwise indebted to, any officer, director, employee, stockholder or any other person with whom the Company or any of its subsidiaries is not dealing at arm's length or any affiliate of any of the foregoing, except for usual compensation paid in the ordinary course of business.

                (ii) Except for Contracts made solely between the Company and any of its subsidiaries or between any of the subsidiaries of the Company and except for Contracts of employment or relating to severance or change of control payments, neither the Company nor any of its subsidiaries is a party to any Contract with any officer, director, employee, stockholder or any other person with whom the

        Company or any of its subsidiaries is not dealing at arm's length or any affiliate of any of the foregoing.

        (u) BROKERS. Except for a fee owing by the Company to Resource Financial Corporation not exceeding $300,000 (plus expenses), pursuant to an Engagement Letter dated as of November 3, 1999, no broker, investment banker, financial advisor or other person has been retained by, or is authorized to act on behalf of the Company or any of its subsidiaries, and is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

        (v) CURRENT LIABILITIES. Section 3.1(v) of the Disclosure Letter sets forth those current liabilities reflected on the SEC Financial Statements of the Company for the fiscal year ended June 30, 2000 which have been reduced through forgiveness of debt by the Company's creditors, which reduction in the aggregate is not less than $650,000.

3.2     REPRESENTATIONS AND WARRANTIES OF THE PARENT AND ACQUISITION CO.

        The Parent and Acquisition Co. represent and warrant to the Company as follows:

        (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Parent and Acquisition Co. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Parent and Acquisition Co. is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or operations makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Parent.

        (b) AUTHORITY; NONCONTRAVENTION.

                (i) The Parent and Acquisition Co. have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Parent and Acquisition Co. and the consummation by the Parent and Acquisition Co. of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Parent and Acquisition Co. and no other corporate proceedings on the part of the Parent or Acquisition Co. are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Parent and Acquisition Co. and constitutes a legal, valid and binding obligation of the Parent and Acquisition Co., enforceable against the Parent and Acquisition Co. in accordance with its terms subject to (A) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally and

        (B) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

                (ii) The execution and delivery of this Agreement by the Parent and Acquisition Co. and the consummation of the transactions contemplated hereby and compliance by the Parent and Acquisition Co. with the provisions hereof, do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Parent or Acquisition Co. under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) the Articles of Incorporation or By-laws of the Parent or the Certificate of Incorporation or By-laws of Acquisition Co., (B) any Contract to which the Parent or Acquisition Co. is a party or any of their respective properties or assets is subject or (C) subject to the governmental filings and other matters referred to in the following paragraph, any statute, law, ordinance, rule, regulation, judgment, order or decree, in each case, applicable to the Parent or Acquisition Co. or their respective properties or assets; OTHER THAN, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, results, losses, Liens or entitlements that, individually or in the aggregate, would not reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

                (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to the Parent or Acquisition Co. in connection with the execution and delivery of this Agreement by the Parent and Acquisition Co. or the consummation by the Parent and Acquisition Co. of the transactions contemplated hereby or the compliance with the provisions hereof, except for (A) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (B) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

        (c) LITIGATION. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Parent or Acquisition Co., threatened against or affecting the Parent or Acquisition Co. or any of their respective assets or properties before or by any Governmental Entity that, individually or in the aggregate, would reasonably be expected to prevent or materially impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement, nor is there any judgment, order or decree of any Governmental Entity or arbitrator outstanding against the Parent or Acquisition Co. that, individually or in the aggregate, would reasonably be expected to prevent or materially impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement.

        (d) BROKERS. No broker, investment banker, financial advisor or other person has been retained by, or is authorized to act on behalf of, the Parent or any of its subsidiaries and is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

        (e) OWNERSHIP OF COMPANY COMMON STOCK. Each of the Parent and Acquisition Co. is not, nor at any time during the last three years has either been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL. Other than by virtue of the convertible note in the aggregate principal amount of $200,000 purchased by the Parent from the Company (the "SimEx Note"), neither the Parent nor Acquisition Co. owns, directly or indirectly, beneficially or of record, nor is either a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than as contemplated by this Agreement).

        (f) INTERIM OPERATIONS OF ACQUISITION CO. Acquisition Co. was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any other business activities and has conducted its operations only as contemplated hereby. Acquisition Co. has not incurred, directly or indirectly, any material liabilities or obligations except those in connection with its organization or with the negotiation and execution of this Agreement and the performance of the transactions contemplated hereby.

        (g) FINANCING. Based on existing cash on hand and financing commitments, the Parent has all the funds necessary to consummate the Merger and the transactions contemplated hereby, including payment in full for all the shares of Company Common Stock validly surrendered pursuant to Article 2 hereof.

                                   ARTICLE 4.
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1     CONDUCT OF BUSINESS

        (a) Except as otherwise expressly provided in this Agreement, between the date hereof and the Effective Time, the Company shall, and shall cause its subsidiaries, (i) to operate their respective businesses in the ordinary course of business and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, (ii) to comply with all applicable laws, rules and regulations, in all material respects, and
(iii) to use all commercially reasonable efforts to preserve intact their assets, properties and licenses of their current business organization, keep available the service of their current officers and employees and preserve their relationships with customers, suppliers, distributors, lessors, licensors, licensees, creditors, employees, contractors and others having business dealings with them with the intention that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Subject to Section 4.1(b) and without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement (including in the Disclosure Letter) or consented to in writing by the Parent (which consent shall not be unreasonably withheld, conditioned or delayed), prior to the Effective Time the Company shall not, and shall not permit any of its subsidiaries to:

                (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock;

                (ii) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities;

                (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or any of its other securities;

                (iv) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or any stock appreciation rights or other rights that are linked in any way to the price of Company Common Stock (other than the issuance of shares of Company Common Stock upon the exercise of Options or Warrants outstanding on the date of this Agreement pursuant to their terms as in effect on the date of this Agreement or as a result of the transactions contemplated hereby or the SimEx Note);

                (v) amend or propose to amend its Certificate of Incorporation or By-laws (or similar organizational documents);

                (vi) directly or indirectly, acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by any other manner, any assets constituting a business or any corporation, partnership, limited liability company, joint venture or association or other entity or division thereof, or any direct or indirect interest in any of the foregoing, or (B) any assets, other than inventory or immaterial assets in each case in the ordinary course of business;

                (vii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries or otherwise permit the corporate existence of the Company or any of its subsidiaries to be suspended, lapsed or revoked;

                (viii) directly or indirectly, sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets or any interest therein, except in the ordinary course of business;

                (ix) (A) repurchase, prepay or incur any indebtedness or assume, guarantee or endorse any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, except for borrowings incurred in the ordinary course of business or transactions between the Company and the Parent or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly-owned subsidiary of the Company;

                (x) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, except in the ordinary course of business;

                (xi) pay, discharge, settle or satisfy any claims (including claims of stockholders), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business as required by applicable law, rule, regulation, order or decision or as required by their terms as in effect on the date of this Agreement (including, any payments to be made pursuant to the settlement agreement between the Company and Ex Machina which has been provided to the Parent) of claims, liabilities or obligations reflected or reserved against in the March Financial Statements (for amounts not in excess of such reserves) or incurred since the date of such March Financial Statements in the ordinary course of business, or waive, release, grant or transfer any right of material value, other than in the ordinary course of business, or waive any material benefits of, or agree to modify in any adverse respect, or, subject to the terms hereof, fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party, provided, however, that notwithstanding this clause (xi), the Company shall not, without the prior written consent of the Parent pay, discharge, settle or satisfy any liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) owing to Disney;

                (xii) enter into, modify, amend or terminate (A) any Contract which if so entered into, modified, amended or terminated would be reasonably likely to (x) have a material adverse effect on the Company,
        (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement or
        (B) except in the ordinary course of business, any material Contract to which the Company or any subsidiary thereof is a party;

                (xiii) enter into any Contract containing any restriction on the ability of the Company or any of its subsidiaries to assign its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to the Parent or any of its subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

                (xiv) (A) except as otherwise contemplated by this Agreement or as required to comply with applicable law, rule or regulation or any Contract or Benefit Plans existing on the date of this Agreement, pay any material benefit not provided for as of the date of this Agreement under any Contract or Benefit Plan or (B) adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any subsidiary thereof;

                (xv) hire any additional employees or retain any additional consultants, materially increase the compensation of any employees or consultants or enter into any employment or consulting agreements; provided, however, that the Company may hire employees for the sole purpose of replacing employees who have been terminated or have terminated their employment on terms and conditions (including compensation) which are the same, in all material respects, as the terms and conditions of the employees being replaced;

                (xvi) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

                (xvii) take any action (or omit to take any action) if such action (or omission) would reasonably be expected to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (B) any such representation and warranty that is not so qualified becoming untrue in any material respect or (C) any condition to the Merger set forth in
        Article 6 not being satisfied; PROVIDED, HOWEVER, nothing contained in this clause (xvii) shall preclude or prohibit the Company from exercising its rights under Section 4.2;

                (xviii) commence any suit, action or proceeding (other than a suit, action or proceeding in connection with the collection of accounts receivable, to enforce the terms of this Agreement or as a result of a suit, action or proceeding commenced against the Company or any of its subsidiaries);

                (xix) change its fiscal year, revalue any of its material assets or, except as required by GAAP, make any changes in accounting methods, principles or practices; and

                (xx) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

        (b) Notwithstanding Section 4.1(a) hereof, between the date hereof and the Effective Time, the Company may, after providing notice to the Parent in the Company's sole discretion and without the consent of the Parent, (i) comply with its legally binding obligations outstanding as of the date hereof which have been either provided to the Parent or disclosed in the Company SEC Documents in accordance with the terms of such agreements, and (ii) operate its business in accordance with the Budget attached as Section 4.1(b) to the Disclosure Letter, which the Company agrees and covenants to do.

4.2     NO SOLICITATION BY THE COMPANY

        (a) The Company shall not, nor shall it permit any of its subsidiaries to, or authorize or permit any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly:

                (A) solicit, initiate or knowingly encourage, or take any other action knowingly to facilitate, any Takeover Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to a Takeover Proposal; or

                (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal;

PROVIDED, HOWEVER, that at any time prior to obtaining Stockholder Approval, the Board of Directors of the Company may, in response to a bona fide unsolicited Takeover Proposal that did not otherwise result from a breach of this Section 4.2(a), and subject to compliance with Sections 4.2(b) and (c):

                (X) furnish information with respect to the Company and its subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement, provided that all such information is provided or made available on a prior or substantially concurrent basis to the Parent; and

                (Y) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal,

if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is reasonably likely that the failure to do so would constitute a breach of its fiduciary duty to the Company's stockholders under applicable law and provides the Parent with reasonable prior notice of its intention to engage in any of the actions contemplated in clauses
(X) and (Y) above and other details with respect to such Takeover Proposal as the Parent may reasonably request. In addition, if the Board of Directors authorizes the Company, subject to complying with the terms of this Agreement, to take any of the actions referred to in Section

4.2(b) in response to a bona fide unsolicited Takeover Proposal, the Board of Directors in good faith in accordance with its fiduciary duties shall direct the Company to notify the Parent and before taking such action and during the three business day period after such notice (i) to negotiate with, and shall have caused the legal counsel of the Company to negotiate with, the Parent to attempt to make such commercially reasonable adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby and (ii) the Board of Directors of the Company shall have concluded, after considering the results of such negotiations, that the Takeover Proposal giving rise to the Company's notice continues to be superior. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.2(a) by any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.2(a) by the Company. The term "TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (i) all or any part of the material assets, properties or business (other than the sale of portable ride simulator theatres as described in the Company SEC Documents) of the Company or its subsidiaries or (ii) all or any part of the outstanding shares of Company Common Stock or capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries.

        (b) If at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company, in response to a bona fide unsolicited Takeover Proposal (i) withdraws the recommendation by the Board of Directors to this Agreement or the Merger, (ii) determines that this Agreement or the Merger is no longer advisable, (iii) recommends that the stockholders of the Company reject this Agreement or the Merger, (iv) recommends the approval or adoption of such Takeover Proposal, (v) causes or permits the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal or (vi) resolves, agrees or proposes publicly to take any such actions in response to such Takeover Proposal that do not otherwise result from a breach of Section 4.2(a), this Agreement may be terminated pursuant to Sections 7.1(d) and 7.1(f); PROVIDED, HOWEVER, that the Company shall not terminate this Agreement pursuant to Section 7.1(f) and any purported termination pursuant to
Section 7.1(f) shall be void and of no force or effect, unless the Company shall have complied with all provisions of Section 4.2(a), and with all applicable requirements of Section 5.4(b) prior to or simultaneously with such termination.

        (c) In addition to the obligations of the Company set forth in Sections 4.2(a) and 4.2(b), the Company shall promptly advise the Parent in writing of any request for information that the Company reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent material amendment or modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Company shall keep the Parent informed in all material respects on a timely basis of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

        (d) Nothing contained in this Section 4.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law.

                                   ARTICLE 5.
                              ADDITIONAL AGREEMENTS

5.1     PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS MEETING

        (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. The Company shall promptly notify the Parent of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall promptly provide copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Each of the Company and the Parent shall use all commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after all such SEC comments have been resolved. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide the Parent with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by the Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the Parent's approval, which approval shall not be unreasonably withheld, delayed or conditioned.

        (b) The Company shall, as promptly as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "STOCKHOLDERS MEETING") for the purpose of obtaining Stockholder Approval, regardless of whether the Board of Directors of the Company determines at any time that this Agreement or the Merger is no longer advisable or recommends that the stockholders of the Company reject this Agreement or the Merger, in all cases subject to its rights under
Section 4.2(b). The Company shall cause the Stockholders Meeting to be held as promptly as practicable following the date of this Agreement. The Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement, in each case subject to its rights under Section 4.2(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.1(b) to take actions to and hold the Stockholders Meeting for the purpose of obtaining Stockholder Approval shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

        (c) The Company agrees that none of the information included or incorporated by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is filed with the SEC or mailed to the Company's stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

        (d) The Company shall retain an agent, on terms or conditions acceptable to the Parent, for the purpose of soliciting proxies on behalf of the Company for the Stockholders Meeting.

5.2     ACCESS TO INFORMATION; CONFIDENTIALITY

        The Company shall, and shall cause each of its subsidiaries to, afford to the Parent and to the officers, employees, attorneys, accountants and other representatives of the Parent, reasonable access during normal business hours during the period prior to the Effective Time or termination of this Agreement, and without undue disruption of their respective businesses, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to the Parent (i) a copy of each report, schedule, form, statement and other document filed by it or received by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the Parent may reasonably request. The Parent will hold, and will cause its respective officers, employees, attorneys, accountants and other representatives to hold, any nonpublic information in accordance with the terms of that certain Confidentiality Agreement dated as of May 4, 2000 (the "CONFIDENTIALITY AGREEMENT").

5.3     COMMERCIALLY REASONABLE EFFORTS

        (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things that are necessary or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the taking of all commercially reasonable acts necessary to cause the conditions in Article 6 to be satisfied and the Closing to occur within 75 days hereof, but in any event not later than 150 days hereof, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations, filings and notices and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.3(a) will limit or affect actions permitted to be taken pursuant to Section 4.2.

        (b) The Company and its Board of Directors shall (i) take all commercially reasonable actions necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all commercially reasonable actions necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

5.4     FEES AND EXPENSES

        (a) All fees, costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated. For greater certainty, all fees, costs and expenses incurred in connection with filing, printing and mailing the Proxy Statement shall be paid by the Company.

        (b) In the event the Parent terminates this Agreement pursuant to
Section 4.2(b) and 7.1(d), or the Company terminates this Agreement pursuant to
Section 4.2(b) and 7.1(f), then the Company shall forthwith pay to the Parent a fee in the amount of $175,000, together with reasonable costs and expenses not to exceed $100,000 (the "TERMINATION FEE") by wire transfer of same day funds to an account designated by the Parent. The Company acknowledges that the agreements contained in this Section 5.4(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parent would not enter into this Agreement; accordingly, if the Company fails to pay the amounts due pursuant to this Section 5.4(b) forthwith, and, in order to obtain such payment, the Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.4(b), the Company shall pay to the Parent interest on the amounts set forth in this
Section 5.4(b) at a rate per annum equal to 3%, compounded monthly.

5.5     PUBLIC ANNOUNCEMENTS

        Unless otherwise required by applicable law, rule or regulation, the Parent and Acquisition Co., on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby. The

Parties agree that the initial press release to be issued with respect to the entering into of this Agreement shall be in a form mutually agreeable to the Parties.

5.6     RIGHTS AGREEMENT

        The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.1(c)) necessary or desirable (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement) as reasonably required by the Parent in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. If any "Distribution Date" occurs under the Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and the Parent shall make such adjustment to the Merger Consideration as the Company and the Parent shall mutually agree so as to preserve the economic benefits that the Company and the Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated hereby. Except as provided in this Section 5.6, the Company shall not (i) amend, modify or waive any provision of the Rights Agreement or (ii) take any action to redeem the Rights or render the Rights inapplicable to any transaction.

5.7     DIRECTOR'S AND OFFICER'S INSURANCE AND INDEMNIFICATION

        (a) The Parent and Acquisition Co. agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective Certificates of Incorporation or By-laws (or comparable organizational documents) and in indemnification agreements entered into between each officer and director and the Company, shall be and are hereby assumed, as of the Effective Time, by the Surviving Corporation without further action and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

        (b) The Parent shall, without any lapse in coverage, for six years after the Effective Time, provide officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable in any material respect than those of such policy in effect on the date hereof, provided that in no event will the Parent be required to pay more than 200% per annum of the last premium (annualized) paid by the Company for such policy prior to the date hereof.

        (c) The provisions of this Section 5.7 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise; provided however, that no director or officer shall be entitled to any of the benefits provided under this Section 5.7 in the event that, in a final, non appealable judgment, a court of competent jurisdiction determines that such director or officer engaged in fraud or other willful misconduct in negotiating, executing or delivering this Agreement.

                                   ARTICLE 6.
                              CONDITIONS PRECEDENT

6.1     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

        The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

        (a) STOCKHOLDER APPROVAL. Stockholder Approval shall have been obtained.

        (b) ANTITRUST. Any waiting period (and any extension thereof) applicable to the Merger under any applicable competition, merger control, antitrust or similar law or regulation shall have been terminated or shall have expired.

        (c) NO LEGAL RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "LEGAL RESTRAINTS") that has the effect of preventing the consummation of the Merger shall be in effect.

6.2     CONDITIONS TO OBLIGATION OF THE PARENT AND ACQUISITION CO.

        The obligations of the Parent and Acquisition Co. to effect the Merger are further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein that are qualified as to materiality or material adverse effect shall be true and correct, and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. In addition, at the request of the Parent acting in its sole discretion prior to the Closing, the Company shall cause certain officers and certain employee-directors of the Company, as reasonably designated by the Parent, to attend a meeting or participate in a telephonic conference call, with counsel to the Company, at a time, date and place as mutually agreed by the Parties, for the purpose of permitting the Parent, with its counsel, to confirm the representations and warranties of the Company contained herein. The Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have duly performed any covenants or obligations required to be performed by it under this Agreement at or prior to the Closing Date in all material respects, and the Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

        (c) CONSENTS. The Parent shall have received evidence, in form and substance reasonably satisfactory to it, that the Company shall have obtained all consents, approvals, authorizations, qualifications and orders of Governmental Entities required in connection with this Agreement and the transactions contemplated by this Agreement (including consents to assignments of material contracts and material Intellectual Property) except for those the failure of which to be obtained, individually or in the aggregate, would not reasonably be expected to (i) restrain or prohibit the consummation of the Merger or (ii) prohibit or limit in any material respect the ownership or operation or effective control by the Parent of any portion of the business, operations or assets of the Company and its subsidiaries.

        (d) NO MATERIAL ADVERSE EFFECT. No event, change or effect, individually or in the aggregate, with respect to the Company or its subsidiaries, has occurred which would have or would reasonably be expected to have, a material adverse effect on the Company.

        (e) NO PENDING OR THREATENED LEGAL RESTRAINTS. No Legal Restraints that would reasonably be expected to have the effect of preventing the consummation of the Merger shall be pending or threatened in writing.

        (f) APPRAISAL SHARES. No more than 10% of the outstanding shares of Company Common Stock shall be Appraisal Shares.

        (g) CONVERTIBLE SECURITIES. All outstanding Options and Warrants (other than the Trust Warrants) shall have been duly exercised or terminated.

        (h) NET TANGIBLE WORTH. The net tangible worth of the Company as of the Closing Date based on the financial statements of the Company filed with the SEC for the fiscal year ended June 30, 2001 shall be not less than $1,500,000 without giving effect to the transactions contemplated by this Agreement.

        (i) OTHER DELIVERIES. The Company and others contemplated by Section 1.2(b), as the case may be, shall have delivered all of the required Closing deliveries set forth in Section 1.2(b).

6.3     CONDITIONS TO OBLIGATION OF THE COMPANY

        The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on, or prior to the Closing Date, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parent and Acquisition Co. contained herein that are qualified as to materiality or material adverse effect shall be true and correct, and the representations and warranties of the Parent and Acquisition Co. contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate signed on behalf of the Parent by the chief executive officer or chief financial officer of the Parent to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND ACQUISITION CO. The Parent and Acquisition Co. shall have duly performed any covenants or obligations required to be performed by them under this Agreement at or prior to the Closing Date in all material respects, and the Company shall have received a certificate signed on behalf of the Parent by the chief executive officer or chief financial officer of the Parent to such effect.

        (c) CONSENTS. The Parent shall have obtained all consents, approvals, authorizations, qualifications and orders of Governmental Entities required in connection with this Agreement and the transactions contemplated by this Agreement except for those the failure of which to be obtained, individually or in the aggregate, would not reasonably be expected to restrain or prohibit the consummation of the Merger.

                                   ARTICLE 7.
                        TERMINATION, AMENDMENT AND WAIVER

7.1     TERMINATION

        This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after Stockholder Approval has been obtained and notwithstanding adoption of this Agreement by the stockholder of Acquisition Co.:

        (a) by mutual written consent of the Parent and the Company;

        (b) by either the Parent or the Company:

                (i) if the Merger shall not have been consummated by December 31, 2001; provided, however, if on December 31, 2001, the Parent provides evidence to the Company demonstrating to the Company's reasonable satisfaction that the Parent has obtained legally binding financial commitments from third parties, including, without limitation, individual investors and/or banks, in an amount, in the aggregate, of at least Five Million U.S. dollars (US$5,000,000) which sums are to be used to consummate the Merger and the transactions contemplated hereby, including payment in full for all the shares of Company Common Stock validly surrendered pursuant to Article 2 hereof, then neither the Parent nor the Company shall be permitted to terminate this Agreement pursuant to this Section 7.1(b)(i) prior to February 28, 2002;

                (ii) if any Legal Restraint set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; or

                (iii) if Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor;

        provided that no Party may terminate this Agreement pursuant to this
        Section 7.1(b) if such Party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

        (c) by the Parent (i) if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement or if any representations or warranties of the Company shall have become untrue in any material respect, which breach or failure to perform or untrue representation or warranty (A) would give rise to the failure of a condition set forth in Sections 6.2(a) or 6.2(b) and (B) cannot be or has not been cured within 20 days after the Parent's giving written notice to the Company of such breach (a "COMPANY MATERIAL BREACH") (provided that the Parent is not then in Parent Material Breach (as defined in Section 7.1(e)) of any representation, warranty, covenant or other agreement set forth in this Agreement);

        (d) by the Parent if (i) the Company fails to comply with Section 4.2(a) or (ii) the Board of Directors of the Company takes any of the actions contemplated by Section 4.2(b) or otherwise withdraws its approval or recommendation of the Merger or this Agreement or approves or recommends any Takeover Proposal or resolves to take any of the foregoing actions;

        (e) by the Company, if the Parent or Acquisition Co. shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement or if any representations or warranties of the Parent or Acquisition Co. shall have become untrue in any material respect, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 6.3(a) or 6.3(b) and (B) cannot be or has not been cured within 20 days after the Company's giving written notice to the Parent of such breach (a "PARENT MATERIAL BREACH") (provided that the Company is not then in Company Material Breach of any representation, warranty, covenant or other agreement set forth in this Agreement); or

        (f) by the Company in accordance with, and subject to the terms of,
Section 4.2(b).

7.2     EFFECT OF TERMINATION

        In the event of termination of this Agreement by either the Company or the Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Parent, Acquisition Co. or the Company, other than Sections 3.1(u) and 5.4(b), this Section 7.2 and Article 8; provided, HOWEVER, that no such termination shall relieve any Party from any liability or damages resulting from a breach or failure to perform by a Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement; and PROVIDED, FURTHER that the payment by the Company of the Termination Fee pursuant to Section 5.4(b) shall constitute the exclusive remedy of the Parent in the event the Company accepts a Takeover Proposal or takes any other of the actions contemplated in Section 4.2(b) hereof, without breaching or failing to perform, in any material respect, any of the representations, warranties or other agreements set forth in this Agreement.

7.3     AMENDMENT

        This Agreement may be amended by the Parties at any time before or after Stockholder Approval and whether before or after adoption of this Agreement by the stockholder of Acquisition Co.; PROVIDED, HOWEVER, that after any such approval, there shall not be made any amendment that by law, rule or regulation requires further approval by the stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

7.4     EXTENSION; WAIVER

        At any time prior to the Effective Time, a Party may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the proviso of Section 7.3, waive compliance by the other Party with any of the agreements or conditions set forth in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement, provision, term or condition of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply. The failure or delay of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE 8.
                               GENERAL PROVISIONS

8.1     NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES

        None of the representations and warranties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the Parties which by its express terms contemplates performance, in whole or in part, after the Effective Time.

8.2     NOTICES

        All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

        (a) if to the Parent or Acquisition Co., to:

                      SimEx Inc.
                      511 King Street West, Suite 130
                      Toronto, Ontario  M5V 1K4
                      Telecopy No.:  (416) 597-0350
                      Attention:.  Michael J. Needham

                      with a copy to:

                      Torys
                      237 Park Avenue
                      New York, New York 10017
                      Telecopy No.:  (212) 682-0200
                      Attention:  Richard G. Willoughby, Esq.

        (b) if to the Company, to:


                      Iwerks Entertainment, Inc.
                      4520 West Valerio Street
                      Burbank, California  91505-1046
                      Telecopy No.:  (818) 840-6110
                      Attention:  Gary Matus

                      with a copy to:

                      Akin, Gump, Strauss, Hauer & Feld LLP
                      2029 Century Park East
                      Los Angeles, California  90067
                      Telecopy No.:  (310) 728-2313
                      Attention:  Julie M. Kaufer, Esq.

8.3     DEFINITIONS

        (a) For purposes of this Agreement:

        An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

        "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company or the Parent, as the case may be, any state of facts, change, development, event, effect, condition or occurrence that would reasonably be expected to be material and adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such Party and its subsidiaries, taken as a whole, or to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by this Agreement, other than, in any case, any state of facts, change, development, event, effect, condition or occurrence resulting from (i) changes in the United States economy or the United States securities markets in general, (ii) changes in the industries in which the Company or the Parent, as the case may be, operates and not specifically relating to the Company or the Parent, as the case may be or (iii) this Agreement or the transactions contemplated hereby or any public announcement of this Agreement or the Merger.

        "ORDINARY COURSE OF BUSINESS" means the ordinary course of business, consistent with past practice.

        "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

        "KNOWLEDGE OF THE COMPANY" means the actual knowledge of the non-employee directors and the knowledge of the executive officers and employee-directors of the Company or any of its subsidiaries after reasonable inquiry and investigation.

        (b) The following capitalized terms are defined in the following Sections of this Agreement:

               TERM                             SECTION
               ----                             -------
               0001 Stock Plan                  3.1(c)(ii)(E)
               1998 Non-Employee                3.1(c)(ii)(D)
                   Directors Stock Plan
               1987 Stock Plan                  3.1(c)(ii)(A)
               1993 Stock Plan                  3.1(c)(ii)(B)
               1994 Stock Plan                  3.1(c)(ii)(C)
               Acquisition Co.                  First Paragraph
               Appraisal Shares                 2.1(d)
               Benefit Plans                    3.1(l)
               Board Approval                   3.1(d)(iii)
               Certificates                     2.2(b)
               Certificate of Merger            1.3
               Closing                          1.2(a)
               Closing Date                     1.2(a)
               Code                             3.1(l)(ii)
               Company                          First Paragraph
               Company Common Stock             2.1(a)
               Company Material Breach          7.1(c)
               Company Preferred Stock          3.1(c)(i)
               Company SEC Documents            3.1(e)

               TERM                             SECTION
               ----                             -------
               Confidentiality Agreement        5.2
               Contract                         3.1(d)(iv)(B)
               Delaware Secretary of State      1.2(b)(ii)(A)
               DGCL                             Recitals
               Disclosure Letter                3.1(b)
               Effective Time                   1.3
               Environmental Claims             3.1(q)(viii)(A)
               Environmental Laws               3.1(q)(viii)(B)
               Environmental Permits            3.1(q)(viii)(C)
               ERISA                            3.1(l)
               Exchange Act                     3.1(d)(v)
               GAAP                             3.1(e)
               Government Entity                3.1(d)(v)
               Hazardous Materials              3.1(q)(viii)(D)
               Intellectual Property            3.1(o)(iv)
               Legal Restraints                 6.1(c)
               Liens                            3.1(b)
               March Financial Statements       3.1(e)
               Merger                           Recitals
               Merger Consideration             2.1(c)
               Options                          3.1(c)(ii)
               Parent                           First Paragraph
               Parent Material Breach           7.1(e)
               Parties                          1.2
               Patents                          3.1(o)(iv)(A)
               Paying Agent                     2.2(a)
               Permits                          3.1(h)
               Proxy Statement                  3.1(d)(v)
               Release                          3.1(q)(viii)(E)
               Right                            3.1(c)(iv)
               Rights Agreement                 3.1(c)(iv)
               SEC                              3.1(d)(v)(A)
               SEC Financial Statements         3.1(e)
               Section 262                      2.1(d)(ii)
               Securities Act                   3.1(e)
               SimEx Note                       3.2(e)
               Software                         3.1(p)
               Stockholder Approval             3.1(d)(ii)
               Stockholders Meeting             5.1(b)
               Surviving Corporation            1.1
               Takeover Proposal                4.2
               Taxes                            3.1(m)(i)
               Tax Returns                      3.1(m)(i)
               Termination Fee                  5.4(b)

               TERM                             SECTION
               ----                             -------
               Trust Warrants                   2.1(e)
               Warrants                         3.1(c)(iii)

8.4     INTERPRETATION

        When a reference is made in this Agreement to an Article or Section or the Disclosure Letter, such reference shall be to an Article or Section of, or the Disclosure Letter to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

8.5     COUNTERPARTS

        This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

8.6     ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES

        This Agreement (including the documents and instruments referred to herein), the Confidentiality Agreement and that certain Confidentiality Agreement dated as of December 13, 2000 between the Company and the Parent (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and (ii) except for the provisions of Article 2, and Sections 3.1(u) and 5.7, are not intended to confer upon any person other than the Parties any rights or remedies.

8.7     GOVERNING LAW

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

8.8     ASSIGNMENT

        Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any Party without the prior written consent of the other Parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

8.9     CONSENT TO JURISDICTION

        Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (i) any Delaware State court and (ii) any Federal court of the United States of America sitting in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the Parties further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any Delaware State court or (ii) any Federal court of the United State of America sitting in the State of Delaware, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

8.10    WAIVER OF JURY TRIAL

        Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.10.

8.11    ATTORNEY'S FEES

        In any suit or proceeding arising out of this Agreement or to interpret or enforce any provision of this Agreement, the prevailing Party shall be entitled to all reasonable out-of-pocket expenses and reasonable attorney's fees incurred by such Party in connection with such suit or proceeding.

8.12    ENFORCEMENT

        The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy in any Delaware State court or any Federal court of the United States of America sitting in the State of Delaware to which they are entitled at law or in equity.

8.13    SEVERABILITY

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Parent, Acquisition Co. and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                            SIMEX INC.


                                            By: /S/ MICHAEL NEEDHAM
                                               -------------------------------
                                               Name:  Michael Needham
                                               Title: Chief Executive Officer


                                            SIMEX ACQUISITION CO.


                                            By: /S/ MICHAEL NEEDHAM
                                               -------------------------------
                                               Name:  Michael Needham
                                               Title: Chief Executive Officer


                                            IWERKS ENTERTAINMENT, INC.


                                            By: /S/ GARY J. MATUS
                                               -------------------------------
                                               Name:  Gary J. Matus
                                               Title: Chief Executive Officer